Exhibit 99.2


                              AUTEC ASSOCIATES INC.
                             38 EAST OSCEOLA STREET
                              STUART, FLORIDA 34994




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report on Form 10-QSB for the nine-month period ended September 30, 2002 of Autec Associates Inc., a Florida corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Arthur Garrison, President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   I, Arthur Garrison, have read the Quarterly Report;

     2. to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended;

     3. to the best of my knowledge, the information in the Quarterly Report is true in all important respects as of the nine-month period ended September 30, 2002;

     4. the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company; and

     5. the Quarterly Report contains all information about the Company of which I am aware that I believe is important to a reasonable investor as of the nine-month period ended September 30, 2002.



                                       /s/  Arthur Garrison
Date: October 31, 2002                      ------------------------------------
                                            Arthur Garrison, President and Chief
                                            Financial Officer